UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2015

NATIONAL TAX CREDIT INVESTORS II

(Exact name of registrant as specified in its charter)

California	0-20610	93-1017959
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

P.O. Box 91274 Los Angeles, California 90009
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code:  (720) 387-8135

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

National Tax Credit Investors II, a California limited partnership (the “Registrant”), held a 99% limited partnership interest in Wynnefield Lincoln Grove Limited Partnership, a North Carolina limited partnership (the “Partnership”). On July 6, 2015, the Registrant entered into an Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership of Wynnefield Lincoln Grove Limited Partnership (the “Amendment”) by and among the Registrant, National Tax Credit II Holdings, LLC, a California limited liability company (together with Registrant, the “Withdrawing Partners”), Crosland Wynnefield No. 1, a North Carolina general partnership, the General Partner of the Partnership (“Crosland”), and Wynnefield 515, LLC, a North Carolina limited liability company (the “Assignee”), pursuant to which the Withdrawing Partners assigned 100% of their interests in the Partnership to the Assignee in exchange for a payment of $15,000.  Following such payment, the Registrant no longer held any interest in the Partnership and had no rights, obligations or liabilities related thereto.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Amendment, on July 6, 2015, the registrant transferred all of its interests in the Partnership to the Assignee.

As a result of the transfer of the Registrant’s interests in the Partnership, the Registrant received approximately $15,000 in consideration, all of which is intended to be used by the Registrant for the payment of outstanding payables and deferred management fees owed by the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By: National Partnership Investments, LLC Corporate General Partner By: /s/ Joseph Dryden
Joseph Dryden
V.P. of Finance/CFO

DATED: July 6, 2015